SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date earliest event reported) April 6, 1994
                                              (March 31, 1994)



                       GULF STATES UTILITIES COMPANY
            (Exact name of registrant as specified in charter)




                                  TEXAS
              (State or other jurisdiction of incorporation)




        1-2703                                      74-0662730
(Commission file number)                 (IRS Employer Identification No.)




    350 Pine Street, Beaumont, Texas                   77701
(Address of principal executive offices)            (Zip Code)




Registrant's telephone number, including area code (409) 838-6631


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Item 5.  Other Materially Important Events

In 1988, Gulf States Utilities Company (GSU) entered into a joint venture with Conoco, Inc., Citgo Petroleum Corporation, and Vista Chemical Company (Industrial Participants) whereby GSU's Nelson Units 1 and 2 were sold to a partnership (NISCO) consisting of the Industrial Participants and GSU. The sale of the units by GSU to NISCO was for an amount in excess of the units' depreciated cost. The Industrial Participants are supplying the fuel for the units, while GSU operates the units at the discretion of the Industrial Participants and purchases the electricity produced by the units.

In February 1990, the Louisiana Public Service Commission (LPSC) disallowed the pass-through to ratepayers for the portion of GSU's cost to purchase power from NISCO, representing the excess of NISCO's purchase price of the units over GSU's depreciated cost of the units. In July 1987, the LPSC had approved GSU's arrangements with NISCO. GSU appealed the LPSC's 1990 order, and in May 1991, a state district court granted a permanent injunction prohibiting enforcement of the LPSC's 1990 order dealing with the NISCO purchased power. The LPSC appealed the state district court's order to the Louisiana Supreme Court. On March 17, 1994, the Louisiana Supreme Court overturned the judgment of the state district court.

As of February 28, 1994, GSU estimates it will record a provision to refund approximately $10.1 million, before the related income tax effect of $4.1 million, in the first quarter of 1994.

                                 SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                GULF STATES UTILITIES COMPANY



                                BY:  /s/ BOBBY J. WILLIS


                                      BOBBY J. WILLIS
                                VICE PRESIDENT AND CONTROLLER


Dated:  April 6, 1994